UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On November 16, 2006, Michael R. Haverty, the Chairman and Chief Executive Officer of Kansas City Southern ("KCS"), entered into a 10b5-1 plan, including a prepaid variable forward transaction, for 350,000 shares of KCS Common Stock, representing approximately 13% of the number of shares of such stock beneficially owned by him, including shares he would own upon exercise of excersiable options owned by him. The transaction involves essentially a tax deferred forward sale of the stock with the retention by Mr. Haverty of a portion of the future appreciation if the price of KCS Common Stock increases prior to the transaction maturity date in December, 2009.

Mr. Haverty stated that he wanted to monetize a portion of his investment in KCS for diversification and to meet certain obligations, but chose to utilize a prepaid variable forward transaction because of his continued confidence in the future of KCS.

The transaction is being handled by UBS Securities, LLC and a Form 144 has been filed with the SEC and the NYSE in compliance with Rule 144.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

November 17, 2006	By:	/s/ Michael K. Borrows

Name: Michael K. Borrows
Title: Vice President - Financial Reporting & Tax (Chief Accounting Officer)